                                  EXHIBIT NO.4

                     FORM OF THE VARIABLE ANNUITY CONTRACT

   NATIONWIDE LIFE AND ANNUITY INSURANCE CO.
   P.O. BOX 182008
   COLUMBUS, OHIO 43218-2008



Dear Policyowner:

PLEASE READ YOUR CONTRACT CAREFULLY
This is a legal contract between the Owner and Us.
This Contract is provided in return for:
       (1) the application, which is a part of this Contract; and
       (2) receipt of the Initial Purchase Payment.

To be sure the Owner is satisfied with this Contract, he/she has ten days to examine it and return it for any reason. This ten day period begins when the Owner receives the Contract. If the Owner returns this Contract to the Home Office of the Company during this ten day period, the Company will return the Purchase Payment Value (as of the date of cancellation) without deduction for any sales charges or administration fees. (The Company reserves the right to return Contract Value where permitted by state law).

Thank you for relying on Us.

If you have any questions about your Contract or need more assistance contact your agent or our home office.

Executed for the Company on the Date of Issue.



                          READ YOUR CONTRACT CAREFULLY

PLEASE NOTE - ANNUITY PAYMENTS AND OTHER VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE, MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE NET INVESTMENT FACTOR, AND ARE NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT.

  NOTICE: Details for the variable provisions in the contract may be found on pages 10, 14, and 15.

         INDIVIDUAL FLEXIBLE PURCHASE PAYMENT DEFERRED VARIABLE ANNUITY,
                                NON-PARTICIPATING

--------------------------------------------------------------------------------

CONTENTS

                                                                            Page

Cover Page.....................................................................1

Table of Contents..............................................................2

Data Page......................................................................3

Definitions....................................................................4

General Provisions.............................................................6

Required Distributions and Death Benefit.......................................8

Accumulation Provisions........................................................9

Surrender Provisions..........................................................13

Annuitization Provisions......................................................15

Annuity Payment Options.......................................................16

Annuity Tables................................................................19

--------------------------------------------------------------------------------

                                    DATA PAGE

OWNER                                          STACEY BOWEN

JOINT OWNER (if any)

ANNUITANT                                      STACEY BOWEN

BENEFICIARY                                    AS REFERENCED ON APPLICATION
                                               UNLESS CHANGED

CONTINGENT BENEFICIARY (if any)                AS REFERENCED ON APPLICATION
                                               UNLESS CHANGED

CONTRACT NUMBER                                07881811

AGE AND SEX OF ANNUITANT                       17
                                               FEMALE

ISSUE DATE                                     JULY 27, 1994

INITIAL PURCHASE PAYMENT                       $1,050.00

ANNUITY COMMENCEMENT DATE                      AUGUST 01, 2052


     Contract Owners may have Purchase Payments applied to the general Account of Nationwide Life and Annuity Insurance Company or towards the purchase of shares at net asset value of the following funds:


FIDELITY VARIABLE INS. PRODUCTS FUND -
     *Equity-Income Portfolio (FEIP)
     *Overseas Portfolio (FOP)

NATIONWIDE SEPARATE ACCOUNT TRUST -
     *Money Market Fund (MMF)
     *Total Return Fund (TRF)

THE ONE GROUP INVESTMENT TRUST -
     *Asset Allocation Fund (OGAA)
     *Government Bond Fund (OGGB)
     *Large Company Growth Fund (OGLG)
     *Small Company Growth Fund (OGSG)


FOR USE WITH NATIONWIDE LIFE AND ANNUITY VA SEPARATE ACCOUNT 3
A SEPARATE INVESTMENT ACCOUNT SPECIALLY
ESTABLISHED FOR INVESTMENT IN THE ABOVE FUNDS

                                        DEFINITIONS

THE COMPANY                             The Company is Nationwide Life and
                                        Annuity Insurance Company.

ACCUMULATION                            UNIT An accounting unit of

                                        measure used to calculate the Variable
                                        Account Contract Value prior to the
                                        Annuity Commencement Date.

ANNUITANT                               The person named on the Data Page on
                                        whose life this Contract is issued and
                                        who will receive annuity payments
                                        beginning within 10 working days of the
                                        Annuity Commencement Date. The
                                        Annuitant, if someone other than the
                                        Owner, becomes the Owner of the Contract on the Annuity Commencement Date. The
                                        Company reserves the right to reject any change of the Annuitant which has been made without the prior consent of the Company.

ANNUITY COMMENCEMENT DATE The date on which annuity payments are scheduled to commence. The Annuity Commencement Date is shown on the Data Page. This date may be changed by the Owner prior to the date annuity payments actually commence. Annuity Payments will begin no later than 10 working days after the Annuity Commencement Date.

ANNUITY PAYMENT OPTION The method for making annuity payments. The Annuity Payment Option selected on the application may be changed by the Owner prior to the Annuity Commencement Date.

ANNUITY UNIT An accounting unit of measure used to calculate the value of Variable Annuity payments.

BENEFICIARY                             The Beneficiary named in the application
                                        to receive certain benefits under this
                                        Contract when the Annuitant dies.

CONTINGENT                              BENEFICIARY The person named in the
                                        application to be the Beneficiary if the named Beneficiary is not living when the Annuitant dies.

CONTRACT ANNIVERSARY An anniversary of the Contract Issue Date as shown on the Data Page.

CONTRACT OWNER (OWNER)                  The Contract Owner is the person who
                                        possesses all rights under the Contract, including the right to designate and change any designations of the
                                        Beneficiary, Contingent Beneficiary,
                                        Annuity Payment Option, and the Annuity
                                        Commencement Date. The Owner is the
                                        person named in the application, unless
                                        changed. Please see "Contract Ownership" and "Joint Ownership" on pages 6 and 7.

CONTRACT VALUE                          The sum of the Variable Account Contract
                                        Value and the Fixed Account Contract
                                        Value.

CONTRACT YEAR Each year starting with either the Date of Issue or a Contract Anniversary.

DATE OF ISSUE                           The Date shown as the Date of Issue on
                                        the Data Page of the Contract.

DISTRIBUTION                            Any payment of part or all of the
                                        Contract Value.

FIXED ACCOUNT                           All assets of the Company other than
                                        those in any segregated asset account.

FIXED ANNUITY                           An annuity providing for payments which
                                        are guaranteed by the Company as to
                                        dollar amount during the annuity payment period.

HOME OFFICE                             The main office of the Company located
                                        in Columbus, Ohio.

JOINT OWNER                             The Joint Owner, if any, possesses an
                                        undivided interest in the entire
                                        Contract in conjunction with the Owner.
                                        Please see "Contract Ownership" and
                                        "Joint Ownership" on pages 6 and 7.

NON-QUALIFIED CONTRACT                  A Contract issued to fund a
                                        Non-Qualified Plan.

NON-QUALIFIED PLAN                      A retirement program which does not
                                        receive favorable tax treatment under
                                        the provisions of the Internal Revenue
                                        Code.

PURCHASE PAYMENT ANNIVERSARY            An anniversary of the date a purchase
                                        payment is made under the Contract.

PURCHASE PAYMENT YEAR                   Any year commencing with the date a
                                        purchase payment is made.

QUALIFIED CONTRACT                      A Contract issued to fund a
                                        Qualified Plan.

QUALIFIED PLAN                          A retirement program which receives
                                        favorable tax treatment under the
                                        provisions of the Internal Revenue Code.

VALUATION DATE                          Each day the New York Stock Exchange and
                                        the Company's Home Office are open for
                                        business or any other day during which
                                        there is a sufficient degree of trading
                                        of the Variable Account's mutual fund
                                        shares that the current net asset value
                                        of its Accumulation Units might be
                                        materially affected.

VALUATION                               PERIOD The period of time commencing at
                                        the close of business of the New York
                                        Stock Exchange and ending at the close
                                        of business for the next succeeding
                                        Valuation Date.

VARIABLE ACCOUNT                        A separate investment account of the
                                        Company into which Variable Account
                                        purchase payments are allocated.

VARIABLE ANNUITY                        An annuity providing for payments which
                                        vary in amount with the investment
                                        experience of the Variable Account.

                               GENERAL PROVISIONS

CHARGES The Company deducts a charge for the administration of the Contract. This charge is designed only to reimburse the Company for any expense incurred that relates to the administration of the Contract. The Company will monitor this charge to ensure that it does not exceed any accumulated expense. The Contract Administration Charge is assessed daily through the unit value calculation, equal to an annual rate of [0.05%].


DEDUCTIONS FOR PREMIUM TAXES        The Company will deduct from the Contract
                                    Value the amount of any premium taxes levied by a state or any other governmental entity.
                                    At present, premium taxes imposed by certain states range from .50% to 3.0%. The Company currently deducts from the Contract Value the applicable amount of premium taxes levied at the time the Contract is annuitized, except in those states which require such taxes to be paid when incurred.

EXPENSE RISK CHARGE                 The Company will not increase charges for
                                    administration of the Contract regardless of its actual expenses. For assuming this expense risk, the Company assesses an Expense Risk Charge through the daily unit value calculation which is equal to an annual rate of [0.45%].

MORTALITY RISK CHARGE               The Company assumes a "mortality risk" that
                                    variable annuity payments will not be
                                    affected by the death rates of persons
                                    receiving such payments or of the general population by virtue of annuity rates incorporated in the Contract which cannot by changed. For assuming this mortality risk, the Company deducts a Mortality Risk Charge through the daily unit value calculation, which is equal to an annual rate of [0.80%].

BENEFICIARY PROVISIONS              The Beneficiary and any Contingent
                                    Beneficiary are named in the application, unless changed. If the Beneficiary dies prior to the Annuitant, the Contingent
                                    Beneficiary becomes the Beneficiary. Unless the Owner has provided otherwise, when there are two or more Beneficiaries, they will receive equal shares. If there is no named
                                    Beneficiary or Contingent Beneficiary upon the Annuitant's death, the Owner (or the estate of the Owner, if the Annuitant is the Owner) will be deemed to be the Beneficiary.
                                    The Company may pay the commuted value of any remaining unpaid payments to the estate.

                                    Subject to the terms of any existing
                                    assignment, the Owner may name a new
                                    Beneficiary or a new Contingent Beneficiary at any time during the lifetime of the Annuitant. Any new choice of Beneficiary or Contingent Beneficiary will automatically revoke any prior choice of Beneficiary or Contingent Beneficiary. Any change must be made in writing and recorded at the Home Office. The change will become effective as of the date the written request is signed, whether or not the Annuitant is living at the time of recording. A new choice of Beneficiary or Contingent Beneficiary will not apply to any payment made or action taken by the Company prior to the time it was received.

CONTRACT OWNERSHIP                  The Owner has all rights under the Contract,
                                    unless otherwise provided. If the purchaser names someone other than himself as Owner, the purchaser would have no rights under the Contract. The Owner is the person named in the application, unless changed. The
                                    Annuitant, if someone other than the Owner, becomes the Owner on the Annuity
                                    Commencement Date. If the Owner dies, a
                                    Distribution will be made in accordance with the Death of Contract Owner provision, unless the recipient of the Distribution is the Owner's spouse, in which case a Distribution may be paid or the Contract may continue, depending on the election of the surviving spouse.

                                    The Owner may name a new Owner at any time.
                                    Any new choice of Owner will automatically revoke any prior choice of Owner. Any request for change must be made in writing and received at the Home Office. The request for change must be a "Proper Written Application". The change will become effective as of the date the written request is signed. A new choice of Owner or Contingent Owner will not apply to any payment made or action taken by the Company prior to the time it was received.

                                    A request for change in the Annuitant,
                                    Beneficiary, or Contingent Beneficiary must be made by the Owner in writing on a form acceptable to the Company. Any such change is subject to approval by the Company.

JOINT OWNERSHIP                     If a Joint Owner is named in the
                                    application, then the Owner and Joint Owner will share an undivided interest in the entire Contract. If the Owner and Joint
                                    Owner wish to exercise Ownership rights in the Contract independently of each other, it must be so indicated in the application.
                                    Otherwise, when an Owner and Joint Owner have been named, the Company will only honor requests for changes and the exercise of other ownership rights that are made by both the Owner and Joint Owner. When a Joint
                                    Owner has been named, all references to
                                    "Owner" or "Contract Owner" throughout this Contract should be construed to mean both the Owner and Joint Owner, unless otherwise provided.

                                    Where the Contract is issued to fund a
                                    retirement plan entered into pursuant to
                                    Section 408 of the Internal Revenue Code, all the terms of this Contract and the rights of the Owner, Joint Owner and Annuitant may be subject to the Plan Document.

ALTERATION OR MODIFICATION          All changes to the terms of this Contract
                                    must be made in writing and must be signed by the President or Secretary of the Company. No other person may change or alter any of the terms or conditions of the Contract.

ASSIGNMENT                          Unless otherwise provided, the Owner may
                                    assign all rights under this Contract at any time during the lifetime of the Annuitant, prior to the Annuity Commencement Date. The
                                    Company will not be bound by any assignment until written notice is received and recorded at the Home Office. The Company is not responsible for the validity of any assignment. An assignment will not apply to any payment made or action taken by the Company prior to the time it was recorded.

                                    If this Contract is a Non-Qualified
                                    Contract, the value of any portion of the Contract which is assigned or pledged, may be treated like a cash withdrawal for federal tax purposes.

                                    If this Contract is issued to fund a
                                    retirement plan pursuant to Internal Revenue
                                    Code Section 408, it may not be assigned, pledged or otherwise transferred except as allowable by applicable law.

ENTIRE CONTRACT                     This document is an annuity contract between
                                    the Owner and the Company. This Contract,
                                    Annuity Application, Data Page, and
                                    Supplementary Agreement (if applicable) make up the Entire Contract.

MISSTATEMENT OF AGE OR SEX          If the age or sex of the Annuitant has been
                                    misstated, all payments and benefits under this Contract will be adjusted. Payments and benefits will be made, based on the correct information. Proof of age of an Annuitant may be required at any time, on a form satisfactory to the Company. When the age or sex of an Annuitant has been misstated, the dollar amount of any overpayment will be deducted from the next payment or payments due under this Contract. The dollar amount of any underpayment made by the Company as a result of any such misstatement will be paid in full with the next payment due under this Contract.

EVIDENCE OF SURVIVAL                Where any payments under this Contract
                                    depend on the recipient being alive on a given date, proof that such person is living may be required by the Company.

PROTECTION OF PROCEEDS              Payments under this Contract are not
                                    assignable by any Beneficiary prior to the time they are due. Payments are not subject to the claims of creditors or to legal process, except as mandated by applicable laws.

REPORTS At least once each year prior to the Annuity Commencement Date, a Report showing the Contract Value will be provided to the Owner.

INCONTESTABILITY                    This Contract will not be contested.

CONTRACT SETTLEMENT                 The Company may require this Contract to be
                                    returned to the Home Office prior to making any payments. All sums payable to or by the Company under this Contract are payable at the Home Office.

NUMBER AND GENDER                   Unless otherwise provided, all references in
                                    this Contract which are in the singular form will include the plural; all references in the plural form will include the singular;
                                    and all references in the male gender will include the female gender.

NON-PARTICIPATING                   This Contract is non-participating. It will
                                    not share in the surplus of the Company.

CONTRACT VALUE                      All values equal or exceed those required
                                    under state law.

                    REQUIRED DISTRIBUTIONS AND DEATH BENEFIT

Rules applicable for Contracts not issued in connection with a qualified plan or individual retirement account.

DEATH OF CONTRACT OWNER             If the Contract Owner (or Joint Owner): (a)
                                    has named someone other than himself as
                                    Annuitant, and (b) dies prior to the Annuity
                                    Commencement Date, a Distribution made in accordance with Section 72(s) of the Internal Revenue Code will be paid.

                                    The recipient of the Distribution will be any surviving Joint Owner. If there is no Joint Owner, the distribution will be paid to the Annuitant. If the deceased Owner or Joint Owner is also the Annuitant, the Distribution will be paid to the Beneficiary (see "Death of Annuitant").

                                    The Distribution will be paid within 5 years of the Owner's death, unless: (a) the recipient of the Distribution elects, within one year of the Owner's death, to receive the Distribution in the form of a life annuity or an annuity for a period certain not exceeding the recipient's life expectancy; or (b) the recipient of the Distribution is the Owner's spouse, in which case, the Contract may be continued by the surviving spouse as Contract Owner.

DEATH OF ANNUITANT                  If the Annuitant dies prior to the Annuity
                                    Commencement Date, a Death Benefit will be paid to the Beneficiary upon receipt of proof of death of the Annuitant. The death benefit will be paid as rapidly as under the Annuity Payment Option elected by the Owner and in effect at the time of the Annuitant's death.

                                    If the Owner or Joint Owner is also the
                                    Annuitant, the death of such person will be treated as the death of the Annuitant. If such person dies prior to the Annuity Commencement Date, the death benefit payable to the Beneficiary will be paid in conformance with the distribution provisions set forth in the "Death of Contract Owner" section of the contract.

GENERAL DEATH BENEFIT PROVISION     The value of the Death Benefit will be
                                    determined as of the Valuation Date on or next following the date both proof of death, and an election of single sum settlement or Annuity Payment Option, are received in good order by the Company.

                                    The amount of the Death Benefit will be the greater of: (1) the sum of all purchase payments, less surrenders, or (2) the Contract Value. The amount of the Death Benefit will be limited to the Contract Value if the Annuity Commencement Date is deferred beyond age 75 of the Annuitant and the Annuitant dies after attaining such age.

                                    If a single sum settlement is requested, payment will be made in accordance with any applicable laws and regulations governing the payment of Death Benefits. If an Annuity Payment Option is desired, election may be made by the Beneficiary during the 90 day period beginning on the date written notice is received by the Company. If no election has been made by the end of such 90 day period, the Death Benefit will be paid to the Beneficiary in a single sum.

                                    Contracts issued in connection with
                                    Qualified Plans or individual retirement accounts will be subject to specific rules set forth in the Plan or Contract concerning distributions upon death of the Annuitant.

                             ACCUMULATION PROVISIONS

FLEXIBLE PURCHASE PAYMENTS          This Contract is bought for: (1) the Initial
                                    Purchase Payment; and (2) purchase payments made after the first, if any. The cumulative total of all purchase payments under this and any other annuity contract(s) issued by the Company having the same Annuitant may not exceed $1,000,000 without the prior consent of the Company.

INITIAL PURCHASE PAYMENT            The Initial Purchase Payment is due on the
                                    Date of Issue. The Initial Purchase Payment may not be less than $5,000 for Non-Qualified Contracts. However, if periodic payments are expected by the Company, this Initial Purchase Payment may be satisfied by purchase payments made on an annualized basis. For Qualified Contracts issued pursuant to a retirement plan which receives favorable tax treatment under the provisions of Section 408 of the Internal
                                    Revenue Code; the minimum purchase payment is $2,000. However, if periodic payments are expected by the Company, the Company will accept purchase payments which, on an annualized basis, are at least $2,000 for the first Contract Year. Purchase Payments, if any, after the first Contract Year must be at least $10 each. The Company reserves the right to reject any Purchase Payment which does not meet this minimum payment requirement.

NO DEFAULT                          There are no penalties for failure to
                                    continue Purchase Payments. Unless
                                    surrendered for the full Contract Value, the Contract will continue in full force until the Annuity Commencement Date. This Contract will not be in default, even if no additional purchase payments are made after the first.

CHANGE IN PURCHASE PAYMENTS         The Owner is not obligated to continue
                                    Purchase Payments. The Owner may: (1)
                                    increase or decrease the amount of Purchase
                                    Payments, subject to any minimum payment requirements; (2) change the frequency of Purchase Payments. A change in the frequency or amount of Purchase Payments does not have to be made by written request.

ALLOCATION OF PURCHASE PAYMENTS     The Owner elects to have the Purchase
                                    Payments allocated among the Fixed Account and the Sub-Accounts of the Variable Account at the time of application.

CONTRACT VALUE                      The Contract Value at any time will be the
                                    sum of: (1) the Variable Account Contract
                                    Value; and (2) the Fixed Account Contract
                                    Value.

FIXED ACCOUNT                       The Fixed Account Contract Value at any time
                                    will be: (1) the sum of all amounts credited to the Fixed Account under this Contract;
                                    plus (2) interest credited to the Fixed
                                    Account; less (3) any amounts canceled or withdrawn for charges, deductions, or
                                    Surrenders.

INTEREST TO BE CREDITED             The Company will credit interest to the
                                    Fixed Account Contract Value. Such interest will be credited at such rate or rates as the Company prospectively declares from time to time. Such rates will be declared to the Owner in writing prior to each quarterly period. Any such rate or rates so determined, for which deposits are received, will remain in effect for a period of not less than 12 months. However, the Company guarantees that it will credit interest at not less than 3.0% per year.

VARIABLE ACCOUNT CONTRACT VALUE     The Variable Account Contract Value is the
                                    sum of the value of all Variable Account
                                    Accumulation Units under this Contract. If:
                                    (1) part or all of the Variable Account
                                    Contract Value is surrendered, or (2) when charges or deductions are made against the Variable Account Contract Value then, an appropriate number of Accumulation Units will be canceled or surrendered to equal such amount.

THE VARIABLE ACCOUNT                The Variable Account is a separate
                                    investment account of the Company. It is named on the Data Page. The Company has allocated a part of its assets for this Contract and certain other contracts to the Variable Account. Such assets of the Variable Account remain the property of the Company. However, they may not be charged with the liabilities from any other business in which the Company may take part.

INVESTMENTS OF THE VARIABLE ACCOUNT The purchase payments applied to the
                                    Variable Account will be invested at net asset value in one or more of the mutual funds shown on the Data Page.

SUB-ACCOUNTS                        The Variable Account is divided into
                                    Sub-Accounts which invest in shares of
                                    mutual funds. Purchase payments are
                                    allocated among one or more of these
                                    Sub-Accounts, as designated by the Owner.

VALUATION                                            OF ASSETS Mutual fund
                                                     shares in the Variable
                                                     Account will be valued at
                                                     their net asset value.

VARIABLE ACCOUNT ACCUMULATION UNITS The number of Accumulation Units for each
                                    Sub-Account of the Variable Account is found by dividing: (1) the net amount allocated to the Sub-Account; by (2) the Accumulation Unit value for the Sub-Account for the Valuation Period during which the Company received the Purchase Payments.

VARIABLE ACCOUNT                    The value of an Accumulation Unit for each
                                    Sub-Account of the Variable Account was
                                    arbitrarily set at $10 when the first mutual fund shares were bought. The value for any later Valuation Period is found as follows:

                                    The Accumulation Unit value for each
                                    Sub-Account for the last prior Valuation
                                    Period is multiplied by the Net Investment
                                    Factor for the Sub-Account for the next
                                    following Valuation period. The result is the Accumulation Unit Value. The value of an Accumulation Unit may increase or decrease from one Valuation Period to the next. The number of Accumulation Units will not change as a result of investment experience.

NET INVESTMENT FACTOR               The Net Investment Factor is an index
                                    applied to measure the investment
                                    performance of a Sub-Account from one
                                    Valuation Period to the next. The Net
                                    Investment Factor may be greater or less than one; therefore, the value of an Accumulation Unit may increase or decrease.

                                    The Net Investment Factor for any
                                    Sub-Account for any Valuation period is
                                    determined by: dividing (1) by (2) and
                                    subtracting (3) from the result, where:

                                    1. is the net result of:

                                       a. the net asset value per share of the
                                       mutual fund held in the Sub-Account,
                                       determined at the end of the current
                                       Valuation Period; plus

                                       b. the per share amount of any dividend
                                       or capital gain distributions made by
                                       the mutual fund held in the Sub-
                                       Account, if the "ex-dividend" date
                                       occurs during the current Valuation
                                       Period; plus or minus

                                       c. a per share charge or credit for any
                                       taxes reserved for, which is determined
                                       by the Company to have resulted from the investment operations of the
                                       Sub-Account.

                                    2. is the net result of:

                                       a. the net asset value per share of the
                                       mutual fund held in the Sub-Account,
                                       determined at the end of the last prior
                                       Valuation period; plus or minus

                                       b. the per share charge or credit for
                                       any taxes reserved for the last prior
                                       Valuation Period.

                                    3. is a factor representing the Mortality and Expense Risk Charge and the Administration Charge deducted from the Variable Account. Such factor is equal, on an annual basis, to 1.30% of the daily net asset value of the Variable Account.

                                    For funds that credit dividends on a daily basis and pay such dividends once a month, the Net Investment Factor allows for the monthly reinvestment of these daily dividends.

FIXED ACCOUNT PROVISIONS            The Fixed Account is the general account of
                                    the Company. It is made up of all assets of the Company other than: (1) those in the Variable Account; and (2) those in any other segregated asset account.

TRANSFER PROVISIONS                 The Owner may annually transfer a portion of
                                    the value of the Fixed Account to the
                                    Variable Account and a portion of the
                                    Variable Account to the Fixed Account
                                    without penalty or adjustment. Transfers from the Fixed Account to the Variable
                                    Account will be determined by the Company, but will not be less than 10%, and will be declared before the termination date of the then current interest rate guarantee period.
                                    (The Company will always allow 10% of the Fixed Account value to be transferred to the Variable Account.) Transfers from the Fixed
                                    Account must be made within 30 days after the termination date of the guaranteed period.

                                    The Owner may request a transfer of up to 100% of the Contract Value from the Variable Account to the Fixed Account. Such transfers must be made prior to the Annuity Commencement Date or the death of the Annuitant. No such transfers will be permitted prior to the first Contract Anniversary or within 12 months of any previous transfer. The Owner's value of each sub-account will be determined as of the day the written request for transfer is received in good order at the Home Office of the Company. The Company reserves the right to restrict transfers to the Fixed Account to 25% of the Contract Value, depending on market conditions at the time of transfer.

                                    Transfers from the Fixed Account may not be made prior to the first Contract Anniversary or within 12 months of any prior Transfer. Transfers must also be made prior to the Annuity Commencement Date.

DISTRIBUTION PROVISIONS             The following events will give rise to a
                                    Distribution:

                                        1. Reaching the Annuity Commencement
                                           Date -- Distribution will be made
                                           pursuant to the Annuity Payment
                                           Option selected.

                                        2. Death of the Annuitant prior to the
                                           Annuity Commencement Date --
                                           Distribution to be made in accordance
                                           with the options available under the
                                           Death of Annuitant provision of this
                                           Contract.

                                        3. Death of the Contract Owner --
                                           Distribution to be made in a manner
                                           consistent with the "Death of
                                           Contract Owner" provisions of this
                                           Contract.

                                        4. Surrender -- Distribution to be made
                                           in accordance with the Surrender
                                           provisions of the Contract.

                                        5. In accordance with Section 72 of the
                                           Federal Internal Revenue Code, if a
                                           non-natural person is the Owner, any
                                           change in the primary annuitant will
                                           be treated as the death of the Owner.

EXCHANGE PRIVILEGES                     The Contract Owner may exchange this
                                        Contract for an annuity contract which:
                                        (1) is issued by the Company; and (2) is determined by the Company to be the type and class eligible for such exchange. In determining which contracts may be of the same type and class as this Contract, the Company shall apply its rules and regulations applicable thereto.

                                        The Contract Owner must request an
                                        exchange: (1) in writing; and (2) at
                                        least 45 days prior to the Annuity
                                        Commencement Date. Any such exchange
                                        shall be made free from any Contingent
                                        Deferred Sales Charge provided for in
                                        this Contract.

                              SURRENDER PROVISIONS

GENERAL SURRENDER PROVISIONS            The Owner may  Surrender  part or all of
                                        the Contract Value at any time this
                                        Contract is in force and prior to the
                                        earlier of the Annuity Commencement Date or the death of the Annuitant. For the purpose of calculating the Contingent
                                        Deferred Sales Charge, and in order to
                                        minimize the applicable Contingent
                                        Deferred Sales Charge, all amounts
                                        withdrawn are deemed to be withdrawn on
                                        the first-in first-out basis i.e., all
                                        withdrawals are deemed to come from the
                                        oldest Purchase Payments first.
                                        (Note--for tax purposes, withdrawals may be treated differently.) All Surrenders will have the following conditions:

                                        1. The request for Surrender must be in
                                           writing.

                                        2. The Surrender Value will be paid to
                                           the Owner when proper written
                                           application and the Contract are
                                           received at the Home Office.

                                        3. Payment of the Variable Account
                                           Contract Value will be made within
                                           seven days of receipt of both proper
                                           written application and the Contract.
                                           Payment of the Fixed Account Contract
                                           Value may be deferred up to six
                                           months following receipt of
                                           application.

                                        4. When written application and the
                                           Contract are received, the Company
                                           will Surrender a number of Variable
                                           Account Accumulation Units and an
                                           amount from the Fixed Account needed
                                           to equal: (a) the dollar amount
                                           requested; plus (b) any Contingent
                                           Deferred Sales Charge which applies.

                                        5. Unless the Owner has instructed
                                           otherwise, if a partial Surrender is
                                           requested, the Surrender will be made
                                           as follows: (a) from the Variable
                                           Account Contract Value; and (b) from
                                           the Fixed Account Contract Value. The
                                           amounts surrendered from the Fixed
                                           Account and Variable Account, will be
                                           in the same proportion that the
                                           Owner's interest in the Fixed Account
                                           and Variable Account bears to the
                                           total Contract Value.

CONTINGENT DEFERRED                     If part or all of the Contract Value is
                                        surrendered, a Contingent Deferred Sales
                                        Charge may be applied at the time of a
                                        surrender. The Contingent Deferred Sales
                                        Charge will be equal to no more than 7%
                                        of the lesser of: (1) the total of all
                                        purchase payments made within 84 months
                                        prior to the date of the request for
                                        Surrender; or (2) the amount
                                        surrendered.

                                        In no event will the cumulative total of all Contingent Deferred Sales Charges exceed 7% of the total purchase payments made within 84 months prior to the date of the request for Surrender.

  The Contingent Deferred Sales Charge applies to purchase payments as follows:

Years From Date Of                    Sales Charge
 Purchase Payment                      Percentage
 ----------------                      ----------
        [0                                 7%
         1                                 6%
         2                                 5%
         3                                 4%
         4                                 3%
         5                                 2%
         6                                 1%
         7                                 0%]

                                        A Contingent Deferred Sales Charge will
                                        not be assessed against any values which have been held under the Contract for at least 84 months or any values applied to purchase an annuity.

REDUCTION OF CONTINGENT                 The amount of Contingent Deferred Sales
DEFERRED SALES CHARGE                   Charges on the Contracts may be reduced
                                        when sales of the Contracts are made to
                                        a trustee, employer or similar entity
                                        pursuant to a retirement plan or when
                                        sales are made in a similar arrangement
                                        where offering the Contracts to a group
                                        of individuals under such a program
                                        results in savings of sales expenses.
                                        The entitlement to such a reduction in
                                        Contingent Deferred Sales Charges will
                                        be determined exclusively by the
                                        Company.

SURRENDERS WITHOUT CHARGE               Once each year, starting with the second
                                        Purchase Payment Year of a Purchase
                                        Payment, the Owner may Surrender,
                                        without a Contingent Deferred Sales
                                        Charge, an amount equal to 10% of the
                                        purchase payment at the time of
                                        surrender. This free withdrawal
                                        privilege is non-cumulative and must be
                                        used in the year available.

                                        After a Purchase Payment's seventh
                                        Purchase Payment Anniversary, the Owner
                                        may surrender without charge: (1) 100%
                                        of the purchase payment amount, less (2) any amount of the purchase payment previously surrendered.

SURRENDER VALUE                         The Surrender Value is the amount that
                                        will be paid if the full Contract Value
                                        is surrendered. The Surrender Value at
                                        any time will be:

                                        1.  The Contract Value; less
                                        2.  Any Contingent Deferred Sales Charge
                                            which applies.

PARTIAL SURRENDERS                      In the event of a Partial Surrender, the
                                        Company will, unless instructed to the
                                        contrary, surrender Accumulation Units
                                        from all Sub-Accounts in which the
                                        Contract Owner has an interest and from
                                        the Fixed Account. The number of
                                        Accumulation Units surrendered from each such Sub-Account and the amount surrendered from the Fixed Account will be in the same proportion that the Contract Owner's interest in these
                                        Sub-Accounts and Fixed Account bears to
                                        the total Contract Value.

DELAY IN PAYMENT OR SURRENDER           The Company has the right to suspend or
                                        delay the date of any Surrender payment
                                        from the Variable Account for any
                                        period:

                                        1. When the New York Stock Exchange is
                                           closed;

                                        2. When trading on the New York Stock
                                           Exchange is restricted;

                                        3. When an emergency exists as a result
                                           of which: (a) disposal of securities
                                           held in the Variable Account is not
                                           reasonably practicable; or (b) it is
                                           not reasonable practicable to fairly
                                           determine the value of the net assets
                                           of the Variable Account;

                                        4. During any other period when the
                                           Securities and Exchange Commission,
                                           by order, so permits for the
                                           protection of security holders; or

                                        5. When the request for Surrender is not
                                           made in writing.

                                        Rules and regulations of the Securities
                                        and Exchange Commission will govern as
                                        to whether the conditions set forth in
                                        numbers 2, 3, and 4 above exist.

                                        The Company further reserves the right
                                        to delay payment of a total surrender of Fixed Account Contract Value for up to six months in those states where applicable law requires the Company to reserve such right.

                            ANNUITIZATION PROVISIONS

GENERAL All of the provisions within this section are subject to the restrictions set forth in the Section entitled "Death of Contract Owner", and "Death of Annuitant".

ANNUITIZATION                           This is the process of purchasing an
                                        annuity according to the option
                                        selected, during the payout phase of the Contract. As of the Annuity Commencement
                                        Date, the Contract Value is surrendered
                                        and applied to the purchase rate then in effect for the option selected. The purchase rates for options set forth under this Contract will be determined on a basis not less favorable than the 1971 Individual Annuity Mortality Table
                                        (set back one year) with minimum
                                        interest at 3.5%. The purchase rates
                                        will not be less favorable than those
                                        offered by the Company at the time of
                                        Annuitization on a Single Premium
                                        Immediate Annuity for the same age, sex, and Annuity Payment Option. The rates shown in the Annuity Tables are calculated on this guaranteed basis.
                                        Annuitization is irrevocable once
                                        payments have begun.

ANNUITY COMMENCEMENT DATE               Such date: (1) must be the first day of
                                        a calendar month; and (2) must be at
                                        least two years after the Date of Issue.
                                        The Annuity Commencement Date may not be later than the first day of the first calendar month after the Annuitant's
                                        75th birthday, unless a later date has:
                                        (1) been requested by the Contract
                                        Owner; and (2) approved by the Company.
                                        This date is selected by the Owner at
                                        the time of application. Any applicable
                                        premium taxes not already deducted will
                                        be deducted from the Contract Value at
                                        this time. The remaining Contract Value
                                        will then be applied to the Annuity
                                        Payment Option selected by the Owner.

CHANGE OF ANNUITY COMMENCEMENT DATE     The Owner may change the Annuity
                                        Commencement Date. A change of Annuity
                                        Commencement Date must be made prior to
                                        the Annuity Commencement Date and by
                                        written request. The request must be
                                        received at the Home Office prior to the new Annuity Commencement Date. The date to which such a change may be made must be the first day of a calendar month.

CHANGE OF ANNUITY PAYMENT OPTION        The Owner may change the Annuity Payment
                                        Option prior to the Annuity Commencement
                                        Date. A change of the Annuity Payment
                                        Option must be made by written request
                                        and must be received at the Home Office
                                        prior to the Annuity Commencement Date.
                                        After a change of Annuity Payment Option is received at the Home Office, it will become effective as of the date it was requested. A change of Annuity Payment
                                        Option will not apply to any payment
                                        made or action taken by the Company
                                        before it was received.

ANNUITY PAYMENT OPTIONS                 One Annuity Payment Option or a
                                        combination of Annuity Payment Options
                                        may be selected. Any Annuity Payment
                                        Option not set forth in the Contract
                                        which is satisfactory to both the
                                        Company and the Annuitant may be
                                        selected.

SUPPLEMENTARY AGREEMENT                 A Supplementary Agreement will be issued
                                        within 30 days following the Annuity
                                        Commencement Date. The Supplementary
                                        Agreement will set forth the terms of
                                        the Annuity Payment Option selected.

FREQUENCY/AMOUNT OF PAYMENTS            Payments will be made based on the
                                        payment option selected and frequency
                                        selected. However, if the net amount to
                                        be applied at the Annuity Commencement
                                        Date is less than $500, the Company has
                                        the right to pay such amount in one lump sum.

                                        If any payment provided for would be or
                                        becomes less than $20, the Company has
                                        the right to change the frequency of
                                        payment to an interval that will result
                                        in payments of at least $20.

FIXED ANNUITY PROVISIONS                A Fixed Annuity is an annuity with
                                        level payments which are guaranteed by
                                        the Company as to dollar amount during
                                        the annuity payment period. At the
                                        Annuity Commencement Date, the Contract
                                        Value will be applied to the applicable
                                        Annuity Table. This will be done in
                                        accordance with the Annuity Payment
                                        Option selected.

VARIABLE ANNUITY                        A Variable Annuity is an annuity with
                                        payments which: (1) are not
                                        pre-determined or guaranteed as to
                                        dollar amount; and (2) vary in amount
                                        with the investment experience of the
                                        Variable Account.

DETERMINATION OF FIRST VARIABLE         At the Annuity Commencement Date, the
ANNUITY PAYMENT                         Variable Account Contract Value will be
                                        applied to the applicable Annuity Table.
                                        This will be done in accordance with the Annuity Payment Option selected. The
                                        Annuity Tables are based on the 1971
                                        Individual Annuity Mortality Table (set
                                        back one year) with interest at 3.5%.

ANNUITY UNIT VALUE                      An Annuity Unit is used to calculate the
                                        value of annuity payments. The value of
                                        an Annuity Unit for each Sub-Account was arbitrarily set at $10 when the first mutual funds were bought. The value for any later Valuation Period is found as follows:

                                        1. The Annuity Unit Value for each
                                           Sub-Account for the last prior
                                           Valuation Period is multiplied by the
                                           Net Investment Factor for the
                                           Sub-Account for the Valuation Period
                                           for which the Annuity Unit Value is
                                           being calculated.

                                        2. The result is multiplied by an
                                           interest factor. This is done to
                                           neutralize the Assumed Investment
                                           Rate of 3.5% per year, which is built
                                           into the Annuity Table.

VARIABLE ANNUITY PAYMENTS               Variable Annuity payments after the
AFTER THE FIRST                         first vary in amount. The payment amount
                                        changes with the investment performance
                                        of the Sub-Accounts within the Variable
                                        Account. The dollar amount of such
                                        payments is determined as follows:

                                        1. The dollar amount of the first
                                           annuity payment is divided by the
                                           value of an Annuity Unit as of the
                                           Annuity Commencement Date. This
                                           result establishes the fixed number
                                           of Annuity Units for each monthly
                                           annuity payment after the first. This
                                           number of Annuity Units remains fixed
                                           during the annuity payment period.

                                        2. The fixed number of Annuity Units is
                                           multiplied by the Annuity Unit Value
                                           for the Valuation Period for which
                                           the payment is due. This result
                                           establishes the dollar amount of the
                                           payment.

                                        The Company guarantees that the dollar
                                        amount of each payment after the first
                                        will not be affected by variations in
                                        expenses or mortality experience.

                             ANNUITY PAYMENT OPTIONS

GENERAL All annuity payments will be mailed within 10 working days of the first of the month in which they are scheduled to be made.

LIFE ANNUITY                            The amount to be paid under this option
                                        will be paid during the lifetime of the
                                        Annuitant. Payments will cease with the
                                        last payment due prior to the death of
                                        the Annuitant.

JOINT AND LAST SURVIVOR ANNUITY         The amount to be paid under this option
                                        will be paid and continued during the
                                        lifetimes of the Annuitant and
                                        designated second person. Payments will
                                        continue as long as either is living.

LIFE ANNUITY WITH 120 OR 240 PAYMENTS   The amount to be paid under this option
GUARANTEED                              will be paid during the lifetime of the
                                        Annuitant. A guaranteed period of 120 or 240 months may be selected. If the Annuitant dies prior to the end of this guaranteed period, the Beneficiary may choose to continue receiving payments until the end of the guaranteed period, or receive the commuted value of the remaining guaranteed payments in a lump sum. Such lump sum payment will be equal to the present value of the remaining guaranteed payments to which the
                                        Annuitant would have been entitled had
                                        he not died. Any lump sum payment will
                                        be computed as of the date on which
                                        proof of the death of the Annuitant is
                                        received at the Home Office and computed at an assumed investment rate which is equal to the rate used to determine annuity payments, according to the
                                        Annuity Tables, in effect on the Annuity
                                        Commencement Date.

                                 ANNUITY TABLES
         JOINT AND SURVIVOR MONTHLY ANNUITY PAYMENTS PER $1,000 APPLIED

                          ANNUITANT'S AGE LAST BIRTHDAY

                                                                         FEMALE AGE

                                       50                 55                 60                65                 70
                                    ---------          ---------          ---------         ---------          -----
     MALE AGE              50         $3.91              $4.07             $4.21              $4.34              $4.44
                           55          4.00               4.20              4.41               4.59               4.76
                           60          4.08               4.32              4.59               4.86               5.12
                           65                             4.42              4.75               5.12               5.50

            LIFE ANNUITY MONTHLY ANNUITY PAYMENTS PER $1,000 APPLIED

                                   MALE                                                             FEMALE
                             GUARANTEED PERIOD                                                GUARANTEED PERIOD
 ANNUITANT'S                                                      ANNUITANT'S
 ATTAINED                                                           ATTAINED
  AGE LAST                      120           240                   AGE LAST                   120            240
  BIRTHDAY      NONE          MONTHS        MONTHS                  BIRTHDAY    NONE          MONTHS         MONTHS
  --------      ----          ------        ------                  --------    ----          ------         ------
      40       $3.99          $3.98          $3.91                     40       $3.73          $3.72          $3.70
      41        4.05           4.03           3.95                     41        3.77           3.76           3.73
      42        4.11           4.08           4.00                     42        3.81           3.80           3.77
      43        4.16           4.14           4.04                     43        3.86           3.85           3.81
      44        4.23           4.20           4.09                     44        3.91           3.89           3.85
      45        4.29           4.26           4.14                     45        3.96           3.94           3.89
      46        4.36           4.32           4.19                     46        4.01           3.99           3.94
      47        4.44           4.39           4.24                     47        4.06           4.05           3.98
      48        4.51           4.46           4.29                     48        4.12           4.10           4.03
      49        4.59           4.53           4.35                     49        4.18           4.16           4.08
      50        4.67           4.60           4.40                     50        4.25           4.23           4.13
      51        4.76           4.68           4.46                     51        4.32           4.29           4.19
      52        4.85           4.76           4.51                     52        4.39           4.36           4.24
      53        4.95           4.85           4.57                     53        4.47           4.43           4.30
      54        5.05           4.93           4.63                     54        4.55           4.51           4.36
      55        5.15           5.03           4.69                     55        4.64           4.59           4.43
      56        5.26           5.12           4.75                     56        4.73           4.67           4.49
      57        5.38           5.22           4.81                     57        4.82           4.76           4.55
      58        5.50           5.33           4.87                     58        4.93           4.85           4.62
      59        5.63           5.44           4.93                     59        5.03           4.95           4.69
      60        5.77           5.55           4.99                     60        5.15           5.05           4.76
      61        5.91           5.67           5.05                     61        5.27           5.16           4.83
      62        6.07           5.80           5.11                     62        5.39           5.27           4.90
      63        6.23           5.93           5.17                     63        5.53           5.39           4.97
      64        6.41           6.06           5.23                     64        5.67           5.52           5.04
      65        6.60           6.21           5.28                     65        5.83           5.66           5.11
      66        6.81           6.36           5.34                     66        6.00           5.80           5.18
      67        7.03           6.51           5.38                     67        6.19           5.95           5.24
      68        7.26           6.67           5.43                     68        6.39           6.12           5.30
      69        7.51           6.84           5.47                     69        6.61           6.29           5.36
      70        7.79           7.01           5.51                     70        6.85           6.46           5.41
      71        8.08           7.19           5.54                     71        7.11           6.65           5.46
      72        8.40           7.36           5.57                     72        7.39           6.85           5.50
      73        8.74           7.54           5.60                     73        7.70           7.05           5.54
      74        9.10           7.73           5.62                     74        8.03           7.25           5.57
      75        9.50           7.91           5.64                     75        8.40           7.46           5.59

                      (THIS PAGE LEFT BLANK INTENTIONALLY)

                  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

--------------------------------------------------------------------------------
        INDIVIDUAL FLEXIBLE PURCHASE PAYMENT DEFERRED VARIABLE ANNUITY,
                               NON-PARTICIPATING.
--------------------------------------------------------------------------------

                  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
              (FORMERLY FINANCIAL HORIZONS LIFE INSURANCE COMPANY)


                                   ENDORSEMENT

      THIS ENDORSEMENT IS ATTACHED TO AND MADE A PART OF CONTRACT FHL-23-7
                 AND ANY STATE SPECIFIC VERSION OF THE CONTRACT.


The name of the Separate Investment Account referenced on the Data Page is changed to Nationwide VA Separate Account-C.

The "Death of Contract Owner" section of the Contract is modified by adding the following sentence to the last paragraph of the section:

             "If the Contract Owner is not an individual, the death of the Annuitant (or a change of the Annuitant) will result in a distribution pursuant to these rules, regardless of whether a Contingent Annuitant was named."

The "General Death Benefit Provision" section of the Contract is modified. The first sentence of the second paragraph is modified to read:

             "The amount of the Death Benefit will be the greatest of: (1) the sum of all purchase payments, less surrenders, (2) the Contract Value, or (3) the Contract Value as of the most recent five year Contract Anniversary, less any amounts surrendered since the most recent five-year Contract Anniversary."

                  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
                              TWO NATIONWIDE PLAZA
                                 P.O. BOX 182008
                            COLUMBUS, OHIO 43218-2008

                                   ENDORSEMENT

The Contract to which this Endorsement is attached and made a part of is hereby modified with the revisions of any "Contract Maintenance Charge" provisions specified below. Nothing contained herein shall be construed as superseding any provisions of the Contract to which this Endorsement is attached, unless specifically indicated to the contrary.

General Provisions
------------------

To the extent that the Charge section under the GENERAL PROVISIONS is inconsistent with the provision set forth below, the provision is hereby modified in accordance with the following:

     CHARGES
     -------

     The Company deducts a charge for the administration of the Contract. This charge is designed only to reimburse the Company for any expense incurred that relates to the administration of the Contract. The Company will monitor this charge to ensure that it does not exceed any accumulated expense. The Contract Administration Charge is assessed daily through the unit value calculation, equal to an annual rate of [0.05%].

Surrender Provisions
--------------------

To the extent that the "General Surrender Provisions" and "Surrender Value" sections under the SURRENDER PROVISIONS are inconsistent with the provisions set forth below, such provisions are hereby modified in accordance with the following:

     GENERAL SURRENDER PROVISIONS
     ----------------------------

     4. When written application and the Contract are received, the Company will surrender a number of Variable Account Accumulation Units and an amount from the Fixed Account needed to equal: (a) the dollar amount requested; plus (b) any Contingent Deferred Sales Charge which applies.

     SURRENDER VALUE
     ---------------

     The Surrender Value is the amount that will be paid if the full Contract Value is surrendered. The Surrender Value at any time will be:

     1.  The Contract Value; less
     2. Any Contingent Deferred Sales Charge which applies.

---                                                                       ---
|       Secretary                                        President           |
|                                                                            |
|                                                                            |

                             AMENDATORY ENDORSEMENT

             Attached to and made a part of this Contract issued by
                  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
                    ONE NATIONWIDE PLAZA COLUMBUS, OHIO 43216
                                  PO BOX 16609
                            COLUMBUS, OHIO 43216-6609


This Endorsement restates and clarifies provisions of the Contract to which it is attached. Notwithstanding any provisions of the Contract to the contrary, the following provisions shall apply:

1. THE FOLLOWING IS HEREBY ADDED TO THE DEFINITION OF ANNUITANT:

"The Annuitant must be age [80] or younger at the time of Contract issuance unless the Company has approved a request for an Annuitant of a greater age."

2. THE FOLLOWING IS HEREBY ADDED TO THE DEFINITION OF CONTRACT OWNER:

"The Contract Owner must be age [80] or younger at the time of Contract issuance unless the Company has approved a request for a Contract Owner of a greater age."

3. THE SECOND SENTENCE OF THE INITIAL PURCHASE PAYMENT SECTION IS HEREBY DELETED AND REPLACED WITH THE FOLLOWING:

"The Initial Purchase Payment may not be less than [$2,000] for Non-Qualified Contracts."

4. THE FIRST PARAGRAPH OF THE SURRENDERS WITHOUT CHARGE SECTION IS HEREBY DELETED AND REPLACED WITH THE FOLLOWING:

"Once each year, starting with the first Purchase Payment Year, the Contract Owner may surrender without a Contingent Deferred Sales Charge, an amount equal to [10%] of the Purchase Payments at the time of surrender. This free withdrawal privilege is cumulative; that is, free amounts not taken during any given contract year can be taken as free amounts in subsequent years."

5. THE SECOND PARAGRAPH DESCRIBING THE AMOUNT OR THE VALUE OF THE DEATH BENEFIT UNDER THE GENERAL DEATH BENEFIT PROVISIONS IS HEREBY DELETED AND REPLACED WITH THE FOLLOWING:

"If the Annuitant dies prior to his [85] th birthday, the amount of the Death Benefit will be the greater of 1. the Contract Value, 2. the total of all purchase payments made to the contract, less an adjustment for amounts surrendered, or 3. the Contract Value as of the most recent five year Contract Anniversary, less an adjustment for amounts surrendered since that five year anniversary. The amount of the Death Benefit will be limited to the Contract Value if the Annuity Commencement Date is deferred beyond age [85] of the Annuitant and the Annuitant dies after attaining such age."

Any adjustment for amounts surrendered will reduce 2 and 3 in the same proportion that the Contract Value was reduced on the date(s) of the partial surrender.

Except for the above mentioned amendments nothing else is changed in the Contract.

-----                                                                      -----

/s/                                     /s/

-----                                                                      -----
          SECRETARY                                  PRESIDENT